Exhibit 99.1

Brightcove Announces Financial Results for First Quarter 2015

Company reports first quarter revenue of $32.9 million

Company reports adjusted EBITDA of $1.4 million

BOSTON, MA (April 30, 2015) – Brightcove Inc. (Nasdaq: BCOV), a leading global provider of cloud services for video, today announced financial results for the quarter ended March 31, 2015.

“Brightcove delivered first quarter results that exceeded our expectations from both a revenue and profitability perspective,” said David Mendels, Chief Executive Officer of Brightcove. “During the quarter we continued to make progress with our product and go-to-market strategy to drive business success for media companies looking to monetize video experiences across all types of mobile and living room devices, as well as digital marketers looking to tie video directly into their core marketing communications and demand generation strategies.”

Mendels continued, “We remain on track to achieve our full year revenue and profitability targets, while generating accelerating revenue growth throughout the year and returning to non-GAAP profitability in the fourth quarter. We still have additional progress to make on our business transformation and operational execution in the coming quarters, which we believe will drive improved financial performance and ultimately significant value for our shareholders.”

First Quarter 2015 Financial Highlights:

•	Revenue for the first quarter of 2015 was $32.9 million, an increase of 6% compared to $31.1 million for the first quarter of 2014. Subscription and support revenue was $31.8 million, an increase of 8% compared with $29.4 million for the first quarter of 2014.

•	Gross profit for the first quarter of 2015 was $21.3 million, compared to $19.8 million for the first quarter of 2014, representing a gross margin of 65% for the first quarter of 2015. Non-GAAP gross profit for the first quarter of 2015 was $21.9 million, representing a year-over-year increase of 7% and a non-GAAP gross margin of 66%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•	Loss from operations was $2.5 million for the first quarter of 2015, compared to a loss of $4.7 million for the first quarter of 2014. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $284,000 for the first quarter of 2015, an improvement compared to a non-GAAP loss of $322,000 during the first quarter of 2014.

•	Net loss was $2.8 million, or $0.09 per diluted share, for the first quarter of 2015. This compares to a net loss of $4.8 million, or $0.16 per diluted share, for the first quarter of 2014. Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $574,000 for the first quarter of 2015, or $0.02 per diluted share, compared to a non-GAAP net loss of $501,000 for the first quarter of 2014, or $0.02 per diluted share.

•	Adjusted EBITDA was $1.4 million for the first quarter of 2015, compared to $785,000 for the first quarter of 2014. Adjusted EBITDA excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow from operations was $46,000, compared to cash used in operations of $4.9 million for the first quarter of 2014.

•	Free cash flow was negative $692,000 after the company invested $738,000 in capital expenditures and capitalization of internal-use software during the first quarter of 2015. Free cash flow was negative $5.7 million for the first quarter of 2014.

•	Cash and cash equivalents were $21.9 million as of March 31, 2015 compared to $22.9 million at December 31, 2014.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other First Quarter and Recent Highlights:

•	Ended the quarter with 5,578 customers, of which 1,864 were premium.

•	New media customers and media customers who expanded their relationship during the quarter included: Legendary Pictures, Public Broadcasting Service (PBS), NASCAR Digital Media, Quebecor Media, Television New Zealand, The News Lens, Tokyo Broadcasting System, TV Tokyo, Virgin Media and Voyager Innovations.

•	New digital marketing customers and digital marketing customers who expanded their relationship during the quarter included: Allstate, Dunkin Brands, Edmunds.com, EMC, Herbalife, Lenovo, Metropolitan Opera, and TJX Companies.

•	Introduced a new module for the Video Marketing Suite that enables marketers to leverage video viewing analytics within Oracle Eloqua to build personalized communications, score leads more effectively, and perform more detailed audience segmentation. Brightcove also integrated with Oracle App Cloud partner, SnapApp, to help marketers bring video experiences to its interactive content.

•	Average revenue per premium customer was $63,000 in the first quarter of 2015. This is an increase of 5% from $60,000 in the comparable period in 2014.

•	Recurring dollar retention rate was 91% in the first quarter of 2015, which is in line with our historical target in the low to mid 90% range.

Business Outlook

Based on information as of today, April 30, 2015, the Company is issuing the following financial guidance:

Second Quarter 2015:

•	Revenue is expected to be in the range of $33.0 million to $33.5 million.

•	Non-GAAP loss from operations is expected to be in the range of $600,000 to $1.1 million, which excludes stock-based compensation, the amortization of acquired intangible assets and merger-related expenses totaling approximately $2.1 million.

•	Adjusted EBITDA in the second quarter is expected to be in the range of $500,000 to $1.0 million, which excludes stock-based compensation, the amortization of acquired intangible assets, merger-related expenses, depreciation, other income/expense and taxes totaling approximately $4.0 million.

•	Non-GAAP net loss per diluted share is expected to be $0.03 to $0.05, assuming approximately 32.6 million shares outstanding.

Full Year 2015:

•	Revenue is expected to be in the range of $132.5 million to $134.5 million.

•	Non-GAAP loss from operations is expected to be in the range of $500,000 to $2.5 million, which excludes stock-based compensation, the amortization of acquired intangible assets and merger-related expenses totaling approximately $9.2 million to $9.6 million.

•	Adjusted EBITDA for the full year is expected to be in the range $4.0 to $6.0 million, which excludes stock-based compensation, the amortization of acquired intangible assets, merger-related expenses, depreciation, other income/expense and taxes totaling approximately $16.2 million to $16.6 million.

•	Non-GAAP net loss per diluted share is expected to be $0.05 to $0.12, assuming approximately 32.6 million shares outstanding.

Conference Call Information

Brightcove will host a conference call today, April 30, 2015, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results and current business outlook. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13605398. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (Nasdaq:BCOV) is a leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has more than 5,500 customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter of 2015 and full year 2015, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation; our history of losses, our limited operating history; expectations regarding the widespread adoption of customer demand for our products; our ability to expand the sales of our products to customers located outside the U.S., keeping up with the rapid technological change required to remain competitive in our industry, our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; and the price volatility of our common stock, and other risks set forth under the caption "Risk Factors" in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, adjusted EBITDA, adjusted EBITDA margin and non-GAAP diluted net loss per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove's ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP diluted net loss per share exclude stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of total revenue. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

DoShik Wood

Brightcove Inc.

dwood@brightcove.com

617-299-8453

Brightcove Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$21,907	$22,916
Accounts receivable, net of allowance	19,403	21,463
Prepaid expenses and other current assets	5,488	4,342
Deferred tax asset	19	109
Total current assets	46,817	48,830
Property and equipment, net	9,701	10,372
Intangible assets, net	16,108	16,898
Goodwill	50,776	50,776
Restricted cash	201	201
Other assets	735	507
Total assets	$124,338	$127,584
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,354	$1,618
Accrued expenses	10,285	11,722
Capital lease liability	1,021	1,159
Deferred revenue	28,999	29,640
Total current liabilities	42,659	44,139
Deferred revenue, net of current portion	157	64
Other liabilities	2,145	2,618
Total liabilities	44,961	46,821

Stockholders' equity:
Common stock	33	32
Additional-paid-in-capital	216,023	214,524
Accumulated other comprehensive loss	(831)	(776)
Accumulated deficit	(135,848)	(133,017)
Total stockholders’ equity	79,377	80,763
Total liabilities and stockholders' equity	$124,338	$127,584

Brightcove Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue:
Subscription and support revenue	$31,811	$29,375
Professional services and other revenue	1,074	1,730
Total revenue	32,885	31,105
Cost of revenue: (1) (2)
Cost of subscription and support revenue	10,346	9,520
Cost of professional services and other revenue	1,246	1,747
Total cost of revenue	11,592	11,267
Gross profit	21,293	19,838
Operating expenses: (1) (2)
Research and development	7,820	6,569
Sales and marketing	10,839	11,346
General and administrative	5,161	4,714
Merger-related	14	1,867
Total operating expenses	23,834	24,496
Loss from operations	(2,541)	(4,658)
Other expense, net	(224)	(112)
Loss before income taxes	(2,765)	(4,770)
Provision for income taxes	66	67
Net loss	$(2,831)	$(4,837)

Net loss per share—basic and diluted	$(0.09)	$(0.16)

Weighted-average shares —basic and diluted	32,496	31,038

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$20	$60
Cost of professional services and other revenue	33	52
Research and development	434	396
Sales and marketing	458	633
General and administrative	508	609

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$507	$423
Research and development	32	31
Sales and marketing	251	265

Brightcove Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
Operating activities	2015	2014
Net loss	$(2,831)	$(4,837)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,429	1,826
Stock-based compensation	1,453	1,750
Provision for reserves on accounts receivable	76	23
Amortization of premium on investments	-	1
Changes in assets and liabilities:
Accounts receivable	1,993	(40)
Prepaid expenses and other current assets	(534)	(1,602)
Other assets	(226)	861
Accounts payable	789	(1,769)
Accrued expenses	(2,540)	(4,095)
Deferred revenue	(563)	2,948
Net cash provided by (used in) operating activities	46	(4,934)

Investing activities
Purchases of property and equipment	(581)	(206)
Capitalization of internal-use software costs	(157)	(571)
Cash paid for acquisition, net of cash acquired	-	(9,100)
Maturities of investments	-	1,400
Decrease in restricted cash	-	113
Net cash used in investing activities	(738)	(8,364)

Financing activities
Proceeds from exercise of stock options	46	117
Payments under capital lease obligation	(319)	(222)
Net cash used in financing activities	(273)	(105)

Effect of exchange rate changes on cash	(44)	120

Net decrease in cash and cash equivalents	(1,009)	(13,283)
Cash and cash equivalents at beginning of period	22,916	33,047
Cash and cash equivalents at end of period	$21,907	$19,764

Brightcove Inc.
Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to
Non-GAAP Gross Profit, Non-GAAP Loss From Operations, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2015	2014
GROSS PROFIT:
GAAP gross profit	$21,293	$19,838
Stock-based compensation expense	53	112
Amortization of acquired intangible assets	507	423
Non-GAAP gross profit	$21,853	$20,373
LOSS FROM OPERATIONS:
GAAP loss from operations	$(2,541)	$(4,658)
Stock-based compensation expense	1,453	1,750
Merger-related expenses	14	1,867
Amortization of acquired intangible assets	790	719
Non-GAAP loss from operations	$(284)	$(322)
NET LOSS:
GAAP net loss	$(2,831)	$(4,837)
Stock-based compensation expense	1,453	1,750
Merger-related expenses	14	1,867
Amortization of acquired intangible assets	790	719
Non-GAAP net loss	$(574)	$(501)
GAAP diluted net loss per share	$(0.09)	$(0.16)
Non-GAAP diluted net loss per share	$(0.02)	$(0.02)

Shares used in computing GAAP diluted net loss per share	32,496	31,038
Shares used in computing Non-GAAP diluted net loss per share	32,496	31,038

Brightcove Inc.
Calculation of Adjusted EBITDA and Adjusted EBITDA Margin
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
	Amount	Amount
Net loss	$(2,831)	$(4,837)
Other expense, net	(224)	(112)
Provision for income taxes	66	67
Merger-related expenses	14	1,867
Depreciation and amortization	2,429	1,826
Stock-based compensation expense	1,453	1,750
Adjusted EBITDA	$1,355	$785

Adjusted EBITDA margin	4.1%	2.5%